EXHIBIT 99.1

Clearfield Reports Fiscal Fourth Quarter and Full Year 2024 Results

  Q4 Revenue of $46.8 million and net loss per share of $(0.06) in Q4 exceeded guidance

  Achieved BABA self-certification recognition from the NTIA, the federal government agency administering BEAD

  Revenue guidance of $170 million to $185 million for fiscal year 2025

MINNEAPOLIS, Nov. 07, 2024 (GLOBE NEWSWIRE) --  Clearfield, Inc. (NASDAQ: CLFD), a leader in fiber connectivity, reported results for the fourth quarter and fiscal year 2024.

Fiscal Q4 2024 Financial Summary
(in millions except per share data and percentages)	Q4 2024	vs. Q4 2023	Change	Change (%)
Net Sales	$46.8	$49.7	$(2.9)	-6%

Gross Profit ($)	$10.7	$12.0	$(1.3)	-11%
Gross Profit (%)	22.8%	24.1%	-1.3%	-5%

(Loss) Income from Operations	$(3.0)	$1.7	$(4.7)	-276%
Income Tax (Benefit) Expense	$(0.5)	$0.6	$(1.1)	-187%

Net (Loss) Income	$(0.8)	$2.7	$(3.5)	-131%
Net (Loss) Income per Diluted Share	$(0.06)	$0.17	$(0.23)	-135%

Fiscal YTD 2024 Financial Summary
(in millions except per share data and percentages)	2024 YTD	vs. 2023 YTD	Change	Change (%)
Net Sales	$166.7	$268.7	$(102.0)	-38%

Gross Profit ($)	$28.9	$85.3	$(56.4)	-66%
Gross Profit (%)	17.3%	31.7%	-14.4%	-45%

(Loss) Income from Operations	$(23.2)	$37.3	$(60.5)	-162%
Income Tax (Benefit) Expense	$(3.8)	$9.1	$(12.9)	-142%

Net (Loss) Income	$(12.5)	$32.5	$(45.0)	-138%
Net (Loss) Income per Diluted Share	$(0.85)	$2.17	$(3.02)	-139%

Management Commentary

"As we close out the fiscal year, we are proud of how well-positioned Clearfield is to capitalize on the significant opportunities ahead. Our quarterly outperformance was driven by stronger-than-expected sales in the MSO and Large Regional service provider markets," said Company President and Chief Executive Officer, Cheri Beranek. "Our revenue from products for homes connected continues to grow and we are encouraged by the positive response to our active cabinet solutions. Looking forward, we are excited about the opportunities from both public and private funding for rural broadband expansion. Our recent NTIA recognition for self-certification to the Build America Buy America (“BABA”) requirements further prepares us for the significant Broadband Equity, Access, and Deployment (“BEAD”) Program opportunity ahead, with initial revenue expected in late 2025," said Beranek.

“We are pleased to report positive cash flow from operations of approximately $22.2 million for the full year, reflecting our commitment to strategically investing in the organization, while maintaining a prudent and disciplined approach to our cost controls. We’ve made significant progress in reducing our inventory levels, and we will continue to prioritize this effort to further enhance cash flow from operations,” said Chief Financial Officer Dan Herzog. “Pockets of inventory remain at some customer sites, however, the successful transition of Clearfield becoming a full portfolio supplier of products for both passing and connecting homes has positioned the company for growth consistent with the general industry outlook. As a result, we are guiding to revenues of $170 million to $185 million in fiscal year 2025, with revenue growth expected to be primarily driven by the U.S. market as we concentrate on gross profit improvements in our international markets.

Financial Results for the Three Months Ended September 30, 2024

Net sales for the fourth quarter of fiscal 2024 decreased 5.9% to $46.8 million from $49.7 million in the same year-ago quarter.

As of September 30, 2024, order backlog (defined as purchase orders received but not yet fulfilled) was $25.1 million, a decrease of $7.5 million, or 23%, compared to $32.6 million as of June 30, 2024, and a decrease of $32.2 million, or 56.1%, from September 30, 2023.

Gross margin for the fourth quarter of fiscal 2024 was 22.8%, compared to 24.1% in the fourth quarter of fiscal 2023. While gross margin was down from the year ago quarter, it was slightly improved from the previous quarter gross margin of 21.9% due to lower excess inventory charges as a result of better utilization in the quarter.

Operating expenses for the fourth quarter of fiscal 2024 increased 33.1% to $13.7 million, or 29.3% of net sales, from $10.3 million, or 20.7% of net sales, mainly due to higher variable compensation and professional fees than in the same year-ago quarter.

Net loss for the fourth quarter of fiscal 2024 totaled $0.8 million, or ($0.06) per diluted share, compared to net income of $2.7 million, or $0.17 per diluted share, in the same year-ago quarter.

Outlook
At this time and after considering the expected impacts of seasonality and the current state of the industry, the Company expects net sales for the first quarter of fiscal 2025 to be in the range of $33 million to $38 million and net loss per share to be in the range of $0.28 to $0.35. This loss per share range is based on the number of shares outstanding at the end of the fourth quarter and does not reflect potential share repurchases completed in the first quarter of fiscal 2025. Additionally, the Company expects net sales in fiscal year 2025 to be in the range of $170 million to $185 million.

Conference Call
Management will hold a conference call today, November 7, 2024, at 5:00 p.m. Eastern Time (4:00 p.m. Central Time) to discuss these results and provide an update on business conditions.

U.S. dial-in: 1-833-816-1424
International dial-in: 1-412-317-0517
Conference ID: 10192600

The live webcast of the call can be accessed at the Clearfield Investor Relations website along with the company's earnings press release and presentation.

A replay of the call will be available after 8:00 p.m. Eastern Time on the same day through November 21, 2024, while an archived version of the webcast will be available on the Investor Relations website for 90 days.

U.S. replay dial-in: 1-844-512-2921
International replay dial-in: 1-412-317-6671
Replay ID: 10192600

About Clearfield, Inc.
Clearfield, Inc. (NASDAQ: CLFD) designs, manufactures, and distributes fiber optic management, protection, and delivery products for communications networks. Our “fiber to anywhere” platform serves the unique requirements of leading incumbent local exchange carriers (traditional carriers), competitive local exchange carriers (alternative carriers), and MSO/cable TV companies, while also catering to the broadband needs of the utility/municipality, enterprise, and data center markets. Headquartered in Minneapolis, MN, Clearfield deploys more than a million fiber ports each year. For more information, visit www.SeeClearfield.com.

Cautionary Statement Regarding Forward-Looking Information
Forward-looking statements contained herein and in any related presentation or in the related Earnings Presentation are made pursuant to the safe harbor provisions of the Private Litigation Reform Act of 1995. Words such as “may,” “plan,” “expect,” “aim,” “believe,” “project,” “target,” “anticipate,” “intend,” “estimate,” “will,” “should,” “could,” “outlook,” or “continue” or comparable terminology are intended to identify forward-looking statements. Such forward looking statements include, for example, statements about the Company’s future revenue and operating performance, expected customer ordering patterns and future supply agreements with customers, anticipated shipping on backlog and future lead times, future availability of components and materials from the Company’s supply chain, compliance with Build America Buy America (“BABA”) Act requirements, future availability of labor impacting our customers’ network builds, the impact of the Broadband Equity, Access, and Deployment (BEAD) Program, Rural Digital Opportunity Fund (RDOF) or other government programs on the demand for the Company’s products or timing of customer orders, the Company’s ability to match capacity to meet demand, expansion into new markets and trends in and growth of the FTTx markets, market segments or customer purchases and other statements that are not historical facts. These statements are based upon the Company's current expectations and judgments about future developments in the Company's business. Certain important factors could have a material impact on the Company's performance, including, without limitation: inflationary price pressures and uncertain availability of components, raw materials, labor and logistics used by us and our suppliers could negatively impact our profitability; we rely on single-source suppliers, which could cause delays, increase costs or prevent us from completing customer orders; we depend on the availability of sufficient supply of certain materials and global disruptions in the supply chain for these materials could prevent us from meeting customer demand for our products; a significant percentage of our sales in the last three fiscal years have been made to a small number of customers, and the loss of these major customers could adversely affect us; further consolidation among our customers may result in the loss of some customers and may reduce sales during the pendency of business combinations and related integration activities; we may be subject to risks associated with acquisitions, and the risks could adversely affect future operating results; we have exposure to movements in foreign currency exchange rates; adverse global economic conditions and geopolitical issues could have a negative effect on our business, and results of operations and financial condition; growth may strain our business infrastructure, which could adversely affect our operations and financial condition; product defects or the failure of our products to meet specifications could cause us to lose customers and sales or to incur unexpected expenses; we are dependent on key personnel; cyber-security incidents, including ransomware, data breaches or computer viruses, could disrupt our business operations, damage our reputation, result in increased expense, and potentially lead to legal proceedings; our business is dependent on interdependent management information systems; natural disasters, extreme weather conditions or other catastrophic events could negatively affect our business, financial condition, and operating results; pandemics and other health crises, including COVID-19, could have a material adverse effect on our business, financial condition, and operating results; to compete effectively, we must continually improve existing products and introduce new products that achieve market acceptance; if the telecommunications market does not continue to expand, our business may not grow as fast as we expect, which could adversely impact our business, financial condition and operating results; changes in U.S. government funding programs may cause our customers and prospective customers to delay, reduce, or accelerate purchases, leading to unpredictable and irregular purchase cycles; intense competition in our industry may result in price reductions, lower gross profits and loss of market share; our success depends upon adequate protection of our patent and intellectual property rights; we face risks associated with expanding our sales outside of the United States; expectations relating to environmental, social and governance matters may increase our cost of doing business and expose us to reputational harm and potential liability; our operating results may fluctuate significantly from quarter to quarter, which may make budgeting for expenses difficult and may negatively affect the market price of our common stock; our stock price has been volatile historically and may continue to be volatile - the price of our common stock may fluctuate significantly; anti-takeover provisions in our organizational documents, Minnesota law and other agreements could prevent or delay a change in control of our Company; and other factors set forth in Part I, Item IA. Risk Factors of Clearfield's Annual Report on Form 10-K for the year ended September 30, 2023 as well as other filings with the Securities and Exchange Commission. The Company undertakes no obligation to update these statements to reflect actual events unless required by law.

Investor Relations Contact:
Greg McNiff
The Blueshirt Group
773-485-7191
clearfield@blueshirtgroup.com

CLEARFIELD, INC.
CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT SHARE DATA)

	September 30,	September 30,
	2024	2023
Assets
Current Assets
Cash and cash equivalents	$16,167	$37,827
Short-term investments	114,825	130,286
Accounts receivable, net	21,309	28,392
Inventories, net	66,766	98,055
Other current assets	10,528	1,695
Total current assets	229,595	296,255

Property, plant and equipment, net	23,953	21,527

Other Assets
Long-term investments	24,505	6,343
Goodwill	6,627	6,528
Intangible assets, net	6,343	6,092
Right of use lease assets	15,797	13,861
Deferred tax asset	6,135	3,039
Other	2,320	1,872
Total other assets	61,727	37,735
Total Assets	$315,275	$355,517

Liabilities and Shareholders' Equity
Current Liabilities
Current portion of lease liability	$3,357	$3,737
Current maturities of long-term debt	-	2,112
Accounts payable	6,720	8,891
Accrued compensation	6,977	5,571
Accrued expenses	4,378	2,404
Factoring liability	2,920	6,289
Total current liabilities	24,352	29,004

Other Liabilities
Long-term debt, net of current maturities	2,228	-
Long-term portion of lease liability	12,771	10,629
Deferred tax liability	161	721
Total Liabilities	39,512	40,354

Shareholders' Equity
Common stock	140	153
Additional paid-in capital	159,582	188,218
Accumulated other comprehensive income (loss)	1,079	(544)
Retained earnings	114,962	127,336
Total Shareholders' Equity	275,763	315,163
Total Liabilities and Shareholders' Equity	$315,275	$355,517

CLEARFIELD, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT SHARE DATA)
	(Unaudited)
	Three Months Ended		Year Ended
	September 30,		September 30,
	2024	2023	2024	2023

Net sales	$46,772	$49,685	$166,705	$268,720

Cost of sales	36,104	37,692	137,816	183,441

Gross profit	10,668	11,993	28,889	85,279

Operating expenses
Selling, general and
administrative	13,681	10,277	52,111	47,992
(Loss) Income from operations	(3,013)	1,716	(23,222)	37,287

Net investment income	1,819	1,878	7,472	5,206
Interest expense	(124)	(330)	(506)	(881)
(Loss) Income before income taxes	(1,318)	3,264	(16,256)	41,612

Income tax (benefit) expense	(492)	568	(3,803)	9,079

Net (loss) income	$(827)	$2,696	$(12,453)	$32,533

Net (loss) income per share:
Basic	$(0.06)	$0.16	$(0.85)	$2.17
Diluted	$(0.06)	$0.17	$(0.85)	$2.17

Weighted average shares outstanding:
Basic	14,234,506	15,258,782	14,582,450	14,975,972
Diluted	14,234,506	15,258,782	14,582,450	15,012,527

Clearfield, Inc.
Consolidated Statement of Cashflows
(In Thousands)
	Year Ended	Year Ended
	September 30,	September 30,
	2024	2023
Cash flows from operating activities
Net (loss) income	$(12,453)	$32,533
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	7,411	6,054
Amortization of discount on investments	(4,406)	(3,512)
Deferred income taxes	(4,078)	(2,114)
Stock-based compensation expense	4,641	3,578
Changes in operating assets and liabilities
Accounts receivable	7,799	26,277
Inventories, net	31,990	(15,083)
Other assets	(9,225)	(1,466)
Accounts payable and accrued expenses	544	(27,843)
Net cash provided by operating activities	22,223	18,424

Cash flows from investing activities:
Purchases of property, plant and equipment and intangible assets	(9,567)	(8,384)
Purchase of investments	(159,393)	(210,923)
Proceeds from sales and maturities of investments	162,064	107,060
Net cash used in investing activities	(6,896)	(112,247)

Cash flows from financing activities:
Issuance of long-term debt	2,171	-
Repayment of long-term debt	(2,171)	(16,700)
Proceeds from issuance of common stock under employee stock purchase plan	586	611
Repurchase of shares for payment of withholding taxes for vested restricted stock grants	(493)	(1,220)
Tax withholding and proceeds related to exercise of stock options	(9)	(491)
Issuance of stock under equity compensation plans	1	954
Net borrowings and repayments of factoring liability	(3,617)	1,586
Net proceeds from issuance of common stock	-	130,262
Repurchase of common stock	(33,374)	-
Net cash (used in) provided by financing activities	(36,906)	115,002

Effect of exchange rates on cash	(81)	(2)
(Decrease) Increase in cash and cash equivalents	(21,660)	21,177
Cash and cash equivalents, beginning of period	37,827	16,650
Cash and cash equivalents, end of period	$16,167	$37,827

Supplemental disclosures for cash flow information
Cash paid during the year for income taxes	$159	$12,967
Cash paid for interest	$394	$463
Right of use assets obtained through lease liabilities	$4,731	$3,776

Non-cash financing activities
Cashless exercise of stock options	$19	$566